Exhibit 12.1

Certification by the Principal Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Michael Minhong Yu, certify that:

1. I have reviewed this Amendment No.1 on Form 20-F/A to annual report on Form 20-F of New Oriental Education & Technology Group Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 3, 2009

By:	/s/ Michael Minhong Yu
Name:	Michael Minhong Yu
Title:	Chairman and Chief Executive Officer